Exhibit A-2

BYLAWS
OF
TRANSLINK MANAGEMENT CORPORATION
(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

          Section 1. Registered Office. The registered office of the Corporation shall be [          ].

          Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

          Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board.

          Section 2. Annual Meetings. The Annual Meetings of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board. Any other proper business may be transacted at the Annual Meeting of stockholders.

          Section 3. Special Meetings. Unless otherwise required by law or by the Certificate of Incorporation of the Corporation, as the same may be amended and restated from time to time (the “Certificate of Incorporation”), Special Meetings of stockholders, for any purpose or purposes, may be called by the Chairman and shall be called by the Chairman either (i) if the holders of not less than a majority of the outstanding shares of the capital stock of the Corporation sign, date and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held or (ii) a resolution adopted by a majority of the entire Board requests such a meeting with such resolution stating the purpose or purposes of the proposed meeting. At a Special Meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

          Notwithstanding the foregoing or any provision contained herein to the contrary, prior to the Corporation taking any of the actions set forth in Article V, Section E (“Certain Voting Rights”) of the Certificate of Incorporation, the Chairman shall call a Special Meeting of the holders of the Corporation’s Class B Common Stock and Class C Common Stock in accordance with this Article II.

          Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given to each stockholder entitled to vote at such meeting at least five (5) business days prior to the date of such meeting.

          Section 5. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 6. Quorum. Unless otherwise required by law, the Certificate of Incorporation, or any stockholders’ agreement, the holders of a majority of all classes of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business; provided, however, that if one or more classes or series of stock are entitled to vote as a separate class, then, in each such instance, a quorum shall consist of a majority in interest of all issued and outstanding shares of that class or series, or those classes or series, entitled to vote as a separate class. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5, until a quorum shall be present or represented.

          Section 7. Voting. Unless otherwise required by law, the Certificate of Incorporation, these Bylaws, or any stockholders’ agreement, any question brought before any meeting of stockholders, shall be decided by the vote of the holders of a majority of the total number of votes of the capital stock represented and entitled to vote thereat, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 5 of Article V hereof, each stockholder represented at a meeting of stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three (3) years from its date, unless such proxy provides for a longer period. The Board, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

          Section 8. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 8 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the state of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this section.

          Section 9. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least five (5) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least five (5) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

          Section 10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

          Section 11. Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate.

Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

ARTICLE III

DIRECTORS

          Section 1. Number, Election and Qualifications of Directors. The exact number of members of the Board shall initially be fixed by the Certificate of Incorporation and thereafter from time to time by the affirmative vote of a Majority of the Class B and Class C Stockholders (as defined below). Except as otherwise set forth in the Certificate of Incorporation or any stockholders’ agreement, (i) directors shall be elected by the holders of a majority of all classes of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, present, in person or represented by proxy, at an Annual Meeting or Special Meeting called for such purpose, and (ii) a director shall hold office until his or her successor shall be elected and shall qualify, or until his or her earlier death, resignation, retirement, disqualification or removal from office. The Board shall have a staggered composition and the members of the Board shall be divided into three (3) classes, of which (A) the first class of directors shall be known as “Class I Directors” and shall serve an initial term of one (1) year, (B) the second class of directors shall be known as “Class II Directors” and shall serve an initial term of two (2) years, and (C) the third class of directors shall be known as “Class III Directors” and shall serve an initial term of three (3) years; provided, however, that following the initial terms of each of the Class I Directors, Class II Directors and Class III Directors, the terms thereafter for each class of directors shall be for three (3) years. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders; however, a director must satisfy the qualifications for Director Independence set forth in Section 11 of this Article III. The Board shall set, by resolution, the maximum age limitation to be imposed in connection with the election of directors; until the Board adopts any such resolution, no person shall be entitled to be elected a director after such person reaches the age of 67.

          Section 2. Vacancies. Unless otherwise required by law, the Certificate of Incorporation, or any stockholders’ agreement, vacancies resulting from an increase in the number of directors may be filled only by a majority of the directors then in office, provided that a quorum is present, and any other vacancies arising through death, resignation, removal, or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

          Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which, subject to the purpose of the Corporation set forth in Certificate of Incorporation, may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

          Section 4. Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as may from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman or by a majority of the Board. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, email or facsimile on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

          Section 5. Quorum. Except as otherwise required by law, the Certificate of Incorporation, or any stockholders’ agreement, at all meetings of the Board, a majority of the entire Board then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

          Section 6. Actions by Written Consent. Unless otherwise provided in the Certificate of Incorporation, or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation, members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone, video conference facility, or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

          Section 8. Committees. The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board shall establish (i) an Audit Committee which shall satisfy all of the applicable requirements (including the adoption of an appropriate charter for such audit committee) of the U.S. Securities and Exchange Commission and the New York Stock Exchange or National Association of Securities Dealers, if applicable, and (ii) a Compensation Committee. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board when required.

          Section 9. Compensation. The directors may be reimbursed their expenses (including, but not limited to, reasonable travel and out-of-pocket expenses), if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section 10. Interested Directors. No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because the director or officer’s vote is counted for such purpose if (i) the material facts as to the director or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

          Section 11. Director Independence. No person shall be nominated or elected a director of the Corporation, nor may any person serve or continue to serve as a director of the Corporation, unless and until such person has no financial interest in, including the ownership of securities of, any Participant (as defined in Article XII) that is a Market Participant (as defined in Article XII), except that such a person will be permitted to own securities of a Participant that is a Market Participant through diversified mutual funds (other than those funds concentrating their investments in the electric power industry or the electric utility industry or any segments thereof). Notwithstanding the foregoing, any such person who holds a financial interest in a Participant that is a Market Participant may (i) hold such a financial interest for a period not to exceed six (6) months following such person’s initial election to the Board and (ii) petition (or the Corporation, on behalf of any such person, may petition) FERC (as defined in Article XII) for (y) an exception to the foregoing prohibition on holding any such financial interest or (z) an extension of time to dispose of any such financial interest (with respect, however, in either case to only those financial interests held by such person at the time of such person’s initial election to the Board), which exception or extension FERC may grant if FERC determines that the required disposition of such financial interest will result in economic hardship to such person due to tax effects or legal restraints on the transfer of such financial interest and that granting such exception or extension will be consistent with the public interest.

          No person shall be in violation of the foregoing provisions if he or she continues his or her pre-existing participation in a qualified defined benefits pension plan and/or health benefits plan of a Market Participant for purposes of receiving pension benefits and post-employment health benefits or remaining eligible to receive such benefits at a future time so long as the benefits to such person under any such pension plan do not vary with the economic performance of such Market Participant or the value of any of such Market Participant’s securities held by such plan.

          In addition to the foregoing provisions, no director shall be an employee, director or officer of any Market Participant. The Board shall develop and implement policies, designed to ensure independence, regarding the ownership of securities of suppliers of the Corporation by directors.

          In connection with the foregoing, the Corporation shall retain an independent compliance auditor (the “Compliance Auditor”) and cause the Compliance Auditor to obtain all information necessary to determine whether each director of the Corporation is in compliance with the provisions of this Section 11. Each director shall file an annual compliance affidavit with the Compliance Auditor certifying that such director is in compliance with the limitations on stock ownership and the independence requirements contained in the Certificate of Incorporation and these Bylaws, as applicable. The Compliance Auditor shall report to the Audit Committee of the Board any facts and circumstances which lead it to believe that any director of the Corporation is not in compliance with the provisions of this Section 11. The Compliance Auditor shall conduct an initial audit of the passive ownership arrangements of the Corporation within two (2) years of the Operations Date (as defined below) and every three (3) years thereafter. The Compliance Auditor shall have the right to report any findings and recommendations to FERC, without prior approval of the Corporation, but shall request confidential treatment of any such reports to the extent they include or are based on confidential corporate or personal information or data. The Compliance Auditor shall have authority to obtain the information or data necessary to perform these audits. With the exception of any report to the Audit Committee, any action taken by the Audit Committee as a consequence thereof, as required by law, or as otherwise set forth in these Bylaws, all information obtained and compiled by the Compliance Auditor shall be held in strict confidence by the same.

          The Board may require the Compliance Auditor to resign if it determines in good faith that (a) the cost of the Compliance Auditor is unreasonable for the services provided and in comparison with the cost of similar services provided to others; (b) the functions of the Compliance Auditor are no longer required by the applicable rules, regulations and policies of FERC; or (c) the Compliance Auditor fails to meet the independence requirements or other standards required by FERC for compliance auditors under Order No. 2000 or any supplemental or amending orders relating thereto.

ARTICLE IV

OFFICERS

          Section 1. General. The officers of the Corporation shall be chosen by the Board and shall be a Chairman, a President, a Secretary and a Treasurer, as well as a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer and a Principal Accounting Officer. The Chairman shall be a director of the Corporation. The Board, in its discretion, also may choose one (1) or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman, need such officers be directors of the Corporation. The Board, by resolution, shall establish the authority and responsibilities for each of the Corporation’s officers.

          Section 2. Election. The Board, at its first meeting held after each Annual Meeting of stockholders (or action by written consent of stockholders in lieu of the Annual Meeting of stockholders), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. All officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board may be removed at any time by the affirmative vote of the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The salaries and other compensation of all officers of the Corporation shall be fixed by the Board.

          Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

          Section 4. Chairman. The Chairman shall preside at all meetings of the stockholders and of the Board. The Chairman shall be the Chief Executive Officer of the Corporation, unless the Board designates another person as the Chief Executive Officer, and, except where by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board. During the absence or disability of the President, the Chairman shall exercise all the powers and discharge all the duties of the President. The Chairman also shall perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board.

          Section 5. President. The President shall, subject to the control of the Board and the Chairman and, if so determined by the Board, the Chief Executive Officer, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board or the President. In the absence or disability of the Chairman, the President shall preside at all meetings of the stockholders and the Board. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board.

          Section 6. Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act, the Chairman, or at the Chairman’s request or in the Chairman’s absence or inability or refusal to act, the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board from time to time may prescribe. In the Chairman’s absence or inability or refusal to act and if there be no Vice President, the Board shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

          Section 7. Secretary. The Secretary shall attend all meetings of the Board and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board, and if there be no Assistant Secretary, then either the Board or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature.

The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

          Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

          Section 9. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

          Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the

Board, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

          Section 11. Other Officers. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

          Section 12. Officer Independence. No person shall serve or continue to serve as an officer of the Corporation, unless and until such person has no financial interest in, including the ownership of securities of, any Participant that is a Market Participant, except that such person will be permitted to own securities of a Participant that is a Market Participant through diversified mutual funds (other than those funds concentrating their investments in the electric power industry or the electric utility industry or any segments thereof). Notwithstanding the foregoing, any such person who holds a financial interest in a Participant that is a Market Participant may (i) hold such a financial interest for a period not to exceed six (6) months following such person’s initial service as an officer and (ii) petition (or the Corporation, on behalf of any such person, may petition) FERC for (y) an exception to the foregoing prohibition on holding any such financial interest or (z) an extension of time to dispose of any such financial interest (with respect, however, in either case to only those financial interests held by such person at the time of such person’s initial service as an officer, which exception or extension FERC may grant if FERC determines that the required disposition of such financial interest will result in economic hardship to such person due to tax effects or legal restraints on the transfer of such financial interest and that granting such exception or extension will be consistent with the public interest.

          No person shall be in violation of the foregoing provisions if he or she continues his or her pre-existing participation in a qualified defined benefits pension plan and/or health benefits plan of a Market Participant for purposes of receiving pension benefits and post-employment health benefits or remaining eligible to receive such benefits at a future time so long as the benefits to such person under any such pension plan do not vary with the economic performance of such Market Participant or the value of any of such Market Participant’s securities held by such plan.

          In addition to the foregoing provisions, no officer shall be an employee, director or officer of any Market Participant.

          The Board shall develop and implement policies, designed to ensure independence, regarding the ownership of securities of suppliers of the Corporation by officers.

          In connection with the foregoing, the Corporation shall retain a Compliance Auditor and cause the Compliance Auditor to obtain all information necessary to determine whether each officer of the Corporation is in compliance with the provisions of this Section 12. Each officer shall file an annual compliance affidavit with the Compliance Auditor certifying that such officer is in compliance with the limitations on stock ownership and the independence requirements contained in the Certificate of Incorporation and these Bylaws, as applicable. The Compliance Auditor shall report to the Audit Committee of the Board any facts and circumstances which lead it to believe that any officer of the Corporation is not in compliance with the provisions of this Section 12. The Compliance Auditor shall conduct an initial audit of the passive ownership arrangements of the Corporation within two (2) years of the Operations Date and every three (3) years thereafter. The Compliance Auditor shall have the right to report any findings and recommendations to FERC, without prior approval of the Corporation, but shall request confidential treatment of any such reports to the extent they include or are based on confidential corporate or personal information or data. The Compliance Auditor shall have authority to obtain the information or data necessary to perform these audits. With the exception of any such report to the Audit Committee, any action taken by the Audit Committee as a consequence thereof, as required by law or as otherwise set forth in these Bylaws, all information obtained and compiled by the Compliance Auditor shall be held in strict confidence by the same.

ARTICLE V

STOCK

          Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

          Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          Section 3. Lost Certificates. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

          Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law, these Bylaws and any stockholders’ agreement. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

          Section 5. Record Date.

          (a)     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board may fix a new record date for the adjourned meeting.

          (b)     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolutions taking such prior action.

          (c)     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

          Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VI

NOTICES

          Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice also may be given personally or by email, facsimile, telex, telegram, or cable.

          Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

GENERAL PROVISIONS

          Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the Delaware General Corporation Law, the Federal Power Act, or any other applicable law and the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with Section 6 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

          Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

          Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

          Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

          Section 1. Power to Indemnify in Actions, Suits or Proceeding Other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

          Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery in the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery in the State of Delaware or such other court shall deem proper.

          Section 3. Authorization of Indemnification. Any indemnification under Section 1 and Section 2 of Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

          Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

          Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

          Section 6. Expenses Payable in Advance. Expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not to be entitled to indemnification by the Corporation as authorized by this Article VIII. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board deems appropriate.

          Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.

          Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against the person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify the person against such liability under the provisions of this Article VIII.

          Section 9. Certain Definitions. For purposes of this Article VIII, references to the “Corporation” include, in addition to the resulting corporation, any constituent corporation absorbed, whether directly or indirectly, in a consolidation or merger, which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. References to “expenses” include counsel fees, including those for appeal. References to “liability” include obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding. The term “proceeding” includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal. The term “agent” includes a volunteer. The term “serving at the request of the Corporation” includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on, or involves services by, such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

          Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

          Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director, officer, employee, or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of the Corporation.

          Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX

STANDARDS OF CONDUCT

          Section 1. Compliance. The Board shall adopt standards of conduct consistent with the form of standards of conduct approved by FERC under its rules, regulations and orders applicable to the Corporation and TRANSLink.

ARTICLE X

AMENDMENTS

     Section 1. Amendments. In furtherance, and not in limitation, of the powers conferred upon it by the laws of the State of Delaware, the Board shall have the power to alter, amend, change, add to or repeal the Bylaws; provided, however, that any such alteration, amendment, change, addition or repeal must be approved by (i) the holders of a majority of the outstanding capital stock of the Corporation voting as a single class and (ii) a Majority of the Class B and Class C Stockholders; provided, however, that, if, by its terms, any such alteration, amendment, change, addition, or repeal disproportionately affects the voting rights of any stockholder or class of stockholders, then the approval of each such stockholder or the approval of a majority of such class of stockholders, as applicable, shall be required. These Bylaws also may be altered, amended, changed, added to or repealed by the affirmative vote of the (i) the holders of a majority of the outstanding capital stock of the Corporation voting as a single class and (ii) a Majority of the Class B and Class C Stockholders; provided, however, that, if, by its terms, any such alteration, amendment, change, addition, or repeal disproportionately affects the voting rights of any stockholder or class of stockholders, then the approval of each such stockholder or the approval of a majority of such class of stockholders, as applicable, shall be required.

ARTICLE XI

LIMITATION ON VOTING AND CERTAIN OWNERSHIP OF CAPITAL STOCK

          Section 1. Limitation on Voting and Certain Ownership of Capital Stock. For the purpose of complying with the rules and regulations of FERC, (i) no Market Participant, including any Member (as defined in Article XII) of TRANSLink, nor any of their Affiliates (each, a “Restricted Person”), may have the ability, by contract or otherwise, to direct the exercise of voting rights of (collectively, “Vote”) more than 4.99% of the outstanding Class A Common Stock of the Corporation during the five year period following the Operations Date, (ii) no Class of Market Participants may Vote in the aggregate more than 15% of the outstanding Class A Common Stock of the Corporation during such five year period, (iii) no Restricted Person may Vote any Class A Common Stock of the Corporation after the date that is five years after the Operations Date without prior FERC approval, (iv) Restricted Persons that own shares of the Class B Common Stock of the Corporation may (1) only Vote for those permitted matters set forth in the Corporation’s Certificate of Incorporation and (2) Vote for the election of directors of the Corporation; provided, however, that (x) no Restricted Person may Vote for more than 4.99% of the total number of directors of the Corporation and (y) no Class of Market Participants may Vote for more than 15% of the total number of directors of the Corporation, and (v) no Restricted Person may, directly or indirectly, own (“Own”) any Class C Common Stock of the Corporation. Any transfer, or attempted or purported transfer, of any shares of the capital stock of the Corporation or any interest therein or right thereof, which would result in (a) a Restricted Person Voting in excess of 4.99% of the outstanding Class A Common Stock of the Corporation (or, after the five year period described above, any Class A Common Stock of the Corporation, unless otherwise permitted by FERC), (b) a Class of Market Participants Voting in

excess of 15% of the outstanding Class A Common Stock of the Corporation, (c) a Restricted Person that owns Class B Common Stock Voting for in excess of 4.99% of the total number of directors of the Corporation, (d) a Class of Market Participants that owns Class B Common Stock Voting for in excess of 15% of the total number of directors of the Corporation, or (e) a Restricted Person Owning any Class C Common Stock of the Corporation, will, until such excess no longer exists, be void and ineffective as against the Corporation, and the Corporation will not recognize, to the extent of such excess, the purported transferee as a stockholder of the Corporation for any purpose other than the transfer of such excess to a person who would not be in violation of such prohibitions. The Board is hereby authorized to effect any and all other measures reasonably necessary or desirable (consistent with applicable law and the provisions of these Bylaws and the Certificate of Incorporation) to fulfill the purpose and implement the provisions of this Article XI, including without limitation, (i) obtaining, as a condition precedent to the transfer of shares on the records of the Corporation, representations and other proof as to the identity of existing or prospective stockholders and persons on whose behalf shares of the capital stock of the Corporation or any interest therein or right thereof are or are to be held, or (ii) establishing and maintaining a dual stock certificate system under which different forms of stock certificates, representing outstanding shares of the capital stock of the Corporation, are issued to the holders of record of the shares represented thereby to indicate whether or not such shares or any interest therein or right thereof are Owned by Restricted Persons or members of a Class of Market Participants. If in excess of 4.99% of the outstanding Class A Common Stock of the Corporation (or, after the five year period described above, any Class A Common Stock of the Corporation, unless otherwise permitted by FERC) is Owned by a Restricted Person, or if any Class C Common Stock of the Corporation is Owned by a Restricted Person, then the shares deemed to be included in such excess will, until such excess no longer exists, not be entitled to, as applicable, (i) receive or accrue any rights with respect to any dividends or distributions of assets declared payable or paid to the holders of the Class A Common Stock or the Class C Common Stock, as applicable, of the Corporation during such period or (ii) Vote with respect to any matter submitted to stockholders of the Corporation.

     Section 2. Legend. All shares of capital stock issued by the Corporation shall bear a legend, substantially in the following form, or, if the shares of the Corporation are uncertificated, a legend, substantially in the following form, shall appear in the notice required to be given to stockholders pursuant to Section 151(f) of the Delaware General Corporation Law:

THE BYLAWS OF THE CORPORATION PROHIBIT (I) PERSONS WHO ARE MARKET PARTICIPANTS WITH RESPECT TO TRANSLINK TRANSMISSION COMPANY, LLC (“TRANSLINK”) (INCLUDING MEMBERS OF TRANSLINK AND THEIR AFFILIATES, COLLECTIVELY, “RESTRICTED PERSONS”) FROM HAVING THE ABILITY, BY CONTRACT OR OTHERWISE, TO DIRECT THE EXERCISE OF VOTING RIGHTS OF (COLLECTIVELY “VOTING”) MORE THAN 4.99% OF THE OUTSTANDING CLASS A COMMON STOCK OF THE CORPORATION DURING THE FIVE YEAR PERIOD AFTER THE OPERATIONS DATE, (II) CERTAIN CLASSES OF MARKET PARTICIPANTS DESCRIBED IN THE CORPORATION’S BYLAWS FROM VOTING IN THE AGGREGATE MORE THAN 15% OF THE OUTSTANDING CLASS A COMMON STOCK OF THE CORPORATION DURING SUCH FIVE YEAR PERIOD, (III) ANY RESTRICTED PERSON FROM VOTING ANY CLASS A COMMON STOCK OF THE CORPORATION AFTER THE DATE THAT IS FIVE YEARS FROM THE OPERATIONS DATE WITHOUT PRIOR FERC APPROVAL, (IV) ANY RESTRICTED PERSON THAT OWNS CLASS B COMMON STOCK FROM VOTING FOR IN EXCESS OF 4.99% OF THE TOTAL NUMBER OF DIRECTORS OF THE CORPORATION, (V) A CLASS OF MARKET PARTICIPANTS THAT OWNS CLASS B COMMON STOCK FROM VOTING FOR IN EXCESS OF 15% OF THE TOTAL NUMBER OF DIRECTORS OF THE CORPORATION, AND (VI) ANY RESTRICTED PERSON FROM OWNING, DIRECTLY OR INDIRECTLY, ANY CLASS C COMMON STOCK OF THE CORPORATION. ANY TRANSFER OR ATTEMPTED OR PURPORTED TRANSFER OF ANY SHARES OF CAPITAL STOCK OF THE CORPORATION IN VIOLATION OF THE FOREGOING PROHIBITION IS VOID, AND ANY PERSON WHO HOLDS CAPITAL STOCK OF THE CORPORATION IN VIOLATION OF THE FOREGOING PROHIBITION WILL FORFEIT SUCH PERSON’S RIGHT TO RECEIVE DIVIDENDS AND TO VOTE WITH RESPECT TO SUCH CAPITAL STOCK. REFERENCE IS HEREBY MADE TO THE

CORPORATION’S CERTIFICATE OF INCORPORATION AND BYLAWS FOR THE SPECIFIC TERMS OF THE PROHIBITION.

ARTICLE XII

DEFINITIONS

     “Affiliate” of a specified Person means (i) a Person that is under the Control of such Person, (ii) a Person that Controls such Person; or (iii) a Person that is under common Control with such Person, under circumstances that would cause the FERC to treat the specified Person as a Market Participant if the Affiliate is a Market Participant.

     “Class I Directors” shall have the meaning set forth in Article III, Section 1 of these Bylaws.

     “Class II Directors” shall have the meaning set forth in Article III, Section 1 of these Bylaws.

     “Class III Directors” shall have the meaning set forth in Article III, Section 1 of these Bylaws.

     “Class of Market Participants” shall mean two or more Market Participants with common economic or commercial interests. A Market Participant may only be considered to be within one Class of Market Participants.

     “Control” means the possession of, directly or indirectly, or the power to direct or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or general partner or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

     “FERC” means the Federal Energy Regulatory Commission, or any successor entity thereto.

     “LLC Agreement” means the limited liability company agreement of TRANSLink, as the same may be amended from time to time.

     “Majority of the Class B and Class C Stockholders” means the affirmative vote of (i) holders of the Corporation’s Class B Common Stock and/or Class C Common Stock holding greater than fifty percent (50%) of the aggregate amount of Class B Common Stock and Class C Common Stock of the Corporation, voting together as a single class, and (ii) not less than two (2) holders of the Corporation’s Class B Common Stock and/or Class C Common Stock (which such holders may not be Affiliates).

     “Market Participant” shall have the meaning set forth in 18 C.F.R. 35.34(b)(4), as the same may be amended from time to time.

     “Member” shall mean each person or entity that may be admitted from time to time as a member of TRANSLink.

     “OATT” means the Open Access Transmission Service Tariff of a Regional Transmission Organization that conforms to Order No. 888 and Order No. 2000, as filed with FERC and as it may be amended from time to time, in which TRANSLink is participating.

     “Operations Date” means the third (3rd) business day after the satisfaction of all of the conditions set forth below. At such time, the Chief Executive Officer of the Corporation shall provide written notice to each stockholder that such conditions have been satisfied and set forth in such notice the date that is to be designated as the Operations Date:

(a)	The TRANSLink Rate Schedule shall be filed with FERC and deemed effective under the Federal Power Act, as amended from time to time, and the applicable regulations thereunder;

(b)	The Board shall have selected and retained, at least the following executive officers: Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and a Principal Accounting Officer;

(c)	TRANSLink and the Corporation, as the case may be, shall have hired or retained such employees and independent contractors to staff the business of TRANSLink in order to permit commencement of such business in an appropriate and orderly manner, all as determined by the Board;

(d)	TRANSLink shall have entered into agreements with third party vendors, suppliers and service providers (which may include Participants and their affiliates) to the extent determined necessary by the Board to permit commencement of business by TRANSLink in an appropriate and orderly manner; and

(e)	TRANSLink shall have completed all appropriate and customary performance testing of its Transmission System in a manner reasonably satisfactory to seventy-five percent (75%) of the Participants that are parties to a Transfer Agreement, based on one (1) vote per Participant (each Participant and all of its Affiliates shall have one (1) vote in the aggregate), which consent(s) shall be in writing, such that the Transmission System is fully integrated and operational in a manner so as to permit commencement of business in compliance with the terms of the OATT.

     “Order No. 888” means the order issued by FERC on May 10, 1996 in Docket Nos. RM95-8 and RM94-7, as the same may be amended and modified from time to time.

     “Order No. 2000” means the order issued by FERC on December 20, 1999 in Docket No. RM99-2-000, as the same may be amended and modified from time to time.

     “Participant” means any Person that becomes a party to (i) a Transfer Agreement or (ii) the LLC Agreement.

     “Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

     “Stockholders’ Agreement” means that certain Stockholders’ Agreement dated as of          , by and among the Corporation and the other signatories thereto, together with all of the Schedules and Exhibits thereto.

     “Transfer Agreement” mean any asset contribution agreement between TRANSLink and a Participant (pursuant to which a Participant contributes assets to TRANSLink); any lease agreement between TRANSLink and a Participant (pursuant to which a Participant leases assets to TRANSLink); or any operating agreement between TRANSLink and a Participant (pursuant to which a Participant transfers to TRANSLink Functional Responsibility, as defined therein, of certain assets).

     “TRANSLink” means TRANSLink Transmission Company, LLC, a Delaware limited liability company.

     “TRANSLink Rate Schedule” means the schedules of rates and attachments of TRANSLink under an OATT.

     “Transmission System” means the transmission assets owned by TRANSLink or subject to Transfer Agreements pursuant to which TRANSLink is a party.

*   *   *

Adopted as of:

Last Amended as of

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